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                                                                    EXHIBIT 23.1


                        INDEPENDENT AUDITORS' CONSENT



        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 31, 1997 in Amendment No. 7 to Form S-3 with respect to the consolidated financial statements of Flextronics International Ltd., in the Registration Statement (Form S-3) and related Prospectus of Flextronics International Ltd., for the registration of 1,900,000 shares of its Ordinary Shares (plus an additional 285,000 shares subject to an underwriters' over-allotment option).


/s/ Ernst & Young
Ernst & Young
Certified Public Accountants

September 29, 1997
Singapore